To the Board of Trustees and Shareholders of AQR Funds
In planning and performing our audit of the financial
statements of AQR Global Equity Fund, AQR International
Equity Fund, AQR Diversified Arbitrage Fund, AQR
Managed Futures Strategy Fund, AQR Risk Parity Fund,
AQR Multi-Strategy Alternative Fund, AQR Momentum
Fund, AQR Small Cap Momentum Fund, and AQR
International Momentum Fund (nine portfolios
constituting AQR Funds, hereafter referred to as the
"Funds") as of and for the year ended December 31, 2011,
in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we
considered the Funds' internal control over financial
reporting, including controls over safeguarding securities,
as a basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion on
the effectiveness of the Funds' internal control over
financial reporting.  Accordingly, we do not express an
opinion on the effectiveness of the Funds' internal control
over financial reporting.
The management of the Funds is responsible for
establishing and maintaining effective internal control
over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to
assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and the
preparation of financial statements for external purposes
in accordance with generally accepted accounting
principles.  A fund's internal control over financial
reporting includes those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable
detail, accurately and fairly reflect the transactions and
dispositions of the assets of the funds; (2) provide
reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements in
accordance with generally accepted accounting principles,
and that receipts and expenditures of the funds are being
made only in accordance with authorizations of
management and trustees of the funds; and (3)  provide
reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use or disposition of a funds' assets that could have a material effect on the
financial statements.
Because of its inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements.  Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in
conditions, or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
Funds' annual or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Funds' internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control over financial reporting that might be material weaknesses under standards
established by the Public Company Accounting Oversight
Board (United States).  However, we noted no deficiencies
in the Funds' internal control over financial reporting and
its operation, including controls over safeguarding
securities that we consider to be material weaknesses as
defined above as of December 31, 2011.
This report is intended solely for the information and use
of management and the Board of Trustees of AQR Funds
and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other
than these specified parties.

PricewaterhouseCoopers LLP
February 27, 2012